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                                                                  Exhibit 12
                           GENERAL ELECTRIC COMPANY
                      RATIO OF EARNINGS TO FIXED CHARGES

(Dollars in millions)                                              Three months ended
                                                                     March 31, 1995
                                                                    -----------------
GE except GECS

"Earnings" <F1>                                                            $1,827
Less:  Equity in undistributed earnings
       of General Electric Capital
       Services, Inc. <F2>                                                   (366)
Plus:  Interest and other financial
       charges included in expense                                            126
       One-third of rental expense  <F3>                                       43
                                                                        ---------
Adjusted "earnings"                                                        $1,630
                                                                        =========

Fixed Charges:
  Interest and other financial charges                                       $126
  Interest capitalized                                                          1
  One-third of rental expense <F3>                                             43
                                                                        ---------
Total fixed charges                                                          $170
                                                                        =========
Ratio of earnings to fixed charges                                           9.59
                                                                        =========

General Electric Company and consolidated affiliates

"Earnings" <F1>                                                            $2,121
Plus:  Interest and other financial
       charges included in expense                                          1,678
       One-third of rental expense <F3>                                        80
                                                                        ---------
Adjusted "earnings"                                                        $3,879
                                                                        =========

Fixed Charges:
  Interest and other financial charges                                     $1,678
  Interest capitalized                                                          4
  One-third of rental expense <F3>                                             80
                                                                        ---------

    Total fixed charges                                                    $1,762
                                                                        =========
    Ratio of earnings to fixed charges                                       2.20
                                                                        =========

<F1>  Earnings from continuing operations before income taxes and minority interest.
<F2>  Earnings after income taxes, net of dividends.
<F3>  Considered to be representative of interest factor in rental expense
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